Exhibit 99.2

Investor Contact:
Chris Gay
308-255-2905
Cabela’s Incorporated

CABELA’S INC. RECASTED SEGMENT RESULTS

On March 22, 2006, the Company changed the fee structure between its financial services segment and its other segments to more appropriately reflect current market conditions. This change was effective January 1, 2006. This updated fee structure includes (1) an increase in the fee paid by the financial services segment for originating a new credit card account, (2) an increase in the amount that the financial services segment pays for rewards earned by its cardholders and (3) an additional fee paid by the financial services segment for marketing equal to the amount by which the profitability of the financial services segment exceeds a 2% pre-tax return on the financial services segment’s average managed credit card loans. The segment information below reflects this change as if it had taken place in all periods presented.

(Dollar Amounts in Thousands)
Segment Information Recasted:
	Three months ended
	April 2, 2005	July 2, 2005	Oct 1, 2005	Dec 31, 2005	Fiscal Year 2005	FiscalYear 2004

Direct revenue	$230,739	$184,453	$221,792	$407,184	$1,044,167	$976,157
Retail revenue	97,133	109,633	173,796	239,542	620,105	498,258
Financial services revenue	20,538	27,357	29,033	28,903	105,831	69,060
Other revenue	2,179	22,429	5,132	(182)	29,558	12,499
Total revenue	$350,589	$343,872	$429,753	$675,447	$1,799,661	$1,555,974

Direct operating income	$31,350	$29,657	$35,072	$75,829	$171,908	$156,974
Retail operating income	6,756	9,387	21,268	48,484	85,895	78,454
Financial services operating income	5,218	5,444	5,793	6,605	23,060	9,257
Other operating income (loss)	(32,301)	(35,666)	(35,873)	(62,060)	(165,900)	(147,470)
Total operating income	$11,023	$8,822	$26,260	$68,858	$114,963	$97,215

As a percentage of total revenue:
Direct revenue	65.8%	53.6%	51.6%	60.3%	58.0%	62.7%
Retail revenue	27.7%	31.9%	40.4%	35.5%	34.5%	32.0%
Financial services revenue	5.9%	8.0%	6.8%	4.3%	5.9%	4.4%
Other revenue	0.6%	6.5%	1.2%	(0.0)%	1.6%	0.8%
Total revenue	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

As a percentage of segment revenue:
Direct operating income	13.6%	16.1%	15.8%	18.6%	16.5%	16.1%
Retail operating income	7.0%	8.6%	12.2%	20.2%	13.9%	15.7%
Financial services operating income	25.4%	19.9%	20.0%	22.9%	21.8%	13.4%
Total operating income (1)	3.1%	2.6%	6.1%	10.2%	6.4%	6.2%

(1)   The percentage set forth is a percentage of consolidated revenue rather than revenue by segment as it is based upon our consolidated operating income. A separate line item is not included for Other operating income as this amount is reflected in the total operating income amount, which reflects our consolidated operating results.

Financial Services Information:

The following table summarizes the results of the Company’s financial services segment on a GAAP basis. For credit card loans securitized and sold, the loans are removed from the Company’s balance sheet and the net earnings on these securitized assets after paying outside investors are reflected as a component of securitization income on a GAAP basis. Net interest income on a GAAP basis includes interest and fee income, interest expense and provision for loan losses for the credit card loans receivable the Company owns. Non-interest income on a GAAP basis includes servicing income, gains on sales of loans and income recognized on retained interests for the entire securitized portfolio, as well as, interchange income on the entire managed portfolio.

(Dollar Amounts in Thousands) Financial Services Revenue as reported in the Financial Statements Recasted:

	Three months ended
	April 2, 2005	July 2, 2005	Oct 1, 2005	Dec 31, 2005	Fiscal Year 2005	Fiscal Year 2004

Interest and fee income	$4,105	$4,445	$4,639	$4,007	$17,196	$12,735

Interest expense	(823)	(790)	(726)	(902)	(3,241)	(3,063)
Net interest income	3,282	3,655	3,913	3,105	13,955	9,672

Non-interest income:
Securitization income	25,783	33,136	35,576	38,537	133,032	96,466
Other non-interest income	7,434	7,137	8,069	9,196	31,836	24,905
Total non-interest income	33,217	40,273	43,645	47,733	164,868	121,371
Less: Customer rewards costs	(15,961)	(16,571)	(18,525)	(21,935)	(72,992)	(61,983)

Financial services revenue	$20,538	$27,357	$29,033	$28,903	$105,831	$69,060

“Managed” credit card loans represent credit card loans receivable owned by the Company plus securitized credit card loans. Since the financial performance of the managed portfolio has a significant impact on the earnings received from servicing the portfolio, the Company believes the following table (see next page) on a “managed” basis is important information to analyze revenue in the financial services segment. The following non-GAAP presentation reflects the financial performance of the credit card loans receivable owned by the Company plus those that have been sold and includes the effects of recording the retained interest at fair value. Interest income, interchange income (net of customer rewards) and fee income on both the owned and securitized portfolio are recorded in their respective line items. Interest paid to outside investors on the securitized credit card loans is included with other interest costs and included in interest expense. Credit losses on the entire managed portfolio are included in provision for loan losses. Although the Company’s financial statements are not presented in this manner, management reviews the performance of the managed portfolio in order to evaluate the effectiveness of the Company’s origination and collection activities, which ultimately affects the income received for servicing the portfolio.

(Dollar Amounts in Thousands Except Other Data) Managed Financial Services Revenue Recasted:

	Three months ended
	April 2, 2005	July 2, 2005	Oct 1, 2005	Dec 31, 2005	Fiscal Year 2005	Fiscal Year 2004
Interest income	$22,869	$23,676	$26,931	$29,348	$102,824	$71,309
Interchange income, net of customer reward costs	7,311	11,812	11,876	11,469	42,468	27,449
Other fee income	4,583	4,659	5,555	5,941	20,738	16,841
Interest expense	(8,683)	(9,338)	(10,771)	(12,862)	(41,654)	(26,750)
Provision for loan losses	(5,335)	(6,138)	(5,574)	(7,207)	(24,254)	(20,208)
Other	(207)	2,686	1,016	2,214	5,709	419
Net managed financial services revenue	$20,538	$27,357	$29,033	$28,903	$105,831	$69,060

As a Percentage of Managed Credit Card Loans
Managed Financial Services Revenue
Interest income	9.1%	9.1%	9.5%	9.7%	9.4%	8.0%
Interchange income, net of customer reward costs	2.9	4.6	4.2	3.9	3.9	3.1
Other fee income	1.9	1.8	2.0	2.0	1.9	2.0
Interest expense	(3.5)	(3.6)	(3.8)	(4.3)	(3.8)	(3.0)
Provision for loan losses	(2.1)	(2.4)	(2.0)	(2.4)	(2.2)	(2.3)
Other	(0.1)	1.0	0.4	0.7	0.5	0.0
Net managed financial services revenue	8.2%	10.5%	10.3%	9.6%	9.7%	7.8%
Average reported credit card loans	$99,260	$110,695	$104,035	$110,371	$106,115	$82,526
Average managed credit card loans	$1,006,261	$1,038,465	$1,128,336	$1,206,695	$1,095,580	$888,730

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